Exhibit 10.5

Execution Version

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is entered into as of July 27, 2021, by and between Core & Main LP (f/k/a HD Supply Waterworks, Ltd.), a Florida limited partnership (“Opco”), Core & Main, Inc., a Delaware corporation (the “Company”), as successor in interest to CD&R Plumb Buyer, LLC (“CD&R Plumb Buyer”), and CD&R WW, LLC, a Delaware limited liability company (“CD&R WW”), as successor in interest to Core & Main GP, LLC (f/k/a HD Supply Waterworks Group, LLC), a Delaware limited liability company (“Core & Main GP”).

WHEREAS, Opco, CD&R Plumb Buyer and Core & Main GP entered into a Registration Rights Agreement, dated as of August 1, 2017 (the “Registration Rights Agreement”);

WHEREAS, in connection with the initial public offering of the Company’s Class A common stock, par value $0.01 per share, the Company undertook a series of reorganization transactions pursuant to which, among other things, through a series of merger transactions, (i) CD&R Plumb Buyer was merged with and into CD&R WW Holdings, LLC, a Delaware limited liability company, which merged with and into the Company, with the Company surviving, and (ii) Core & Main GP merged with and into CD&R WW, with CD&R WW surviving and becoming a wholly owned subsidiary of the Company; and

WHEREAS, Opco, the Company, as successor in interest to CD&R Plumb Buyer, and CD&R WW, as successor in interest to Core & Main GP, wish to terminate the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Termination of Registration Rights Agreement. Notwithstanding any provision of the Registration Rights Agreement to the contrary (including any provisions that purport to survive the termination thereof), effective as of the date hereof, the Registration Rights Agreement is hereby terminated without any obligation surviving such termination. Each party hereto hereby waives any notice, consent or other requirement in connection with such termination of the Registration Rights Agreement. As a matter of precaution, each party hereto waives, effective as of the date hereof, any claims it may have against the other party under the Registration Rights Agreement.

Section 2. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

Section 3. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4. Counterparts. This Agreement may be executed in counterparts (including via facsimile or scanned pages), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CORE & MAIN LP

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

CORE & MAIN, INC.

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

CD&R WW, LLC

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Assistant Secretary

[Signature Page to Termination Agreement (for Opco Registration Rights Agreement)]